Exhibit 99.2

Mallinckrodt Gains Support for Its Restructuring Support Agreement

from Lenders Holding Approximately $1.3 Billion of Its First Lien Term Loans

DUBLIN, Ireland, March 10, 2021 – Mallinckrodt plc (OTCMKTS: MNKKQ) (“Mallinckrodt” or the “Company”) today announced that it has reached agreement with an ad hoc group of first lien term lenders holding approximately $1.3 billion of its outstanding First Lien Term Loans (the “First Lien Term Loan Lenders”) to support the Company’s previously announced restructuring support agreement (“RSA”). The agreement, which is based on providing new term loans financing to replace the First Lien Term Loans, resolves the open dispute between the Company and the First Lien Term Loan Lenders as to how such Lenders are to be treated under the restructuring plan and serves to extend near-term debt maturities.

Mark Trudeau, President and Chief Executive Officer of Mallinckrodt, said, “We continue to make substantial progress toward implementing a consensual restructuring that addresses the Company’s legal uncertainties and positions us to move ahead with our strategic plans. With the support of our First Lien Term Loan Lenders who have become parties to our RSA, we now have support from many of our largest creditor constituents as we continue to build greater consensus towards an outcome that should maximize value and benefit our patients, employees, customers, suppliers and other partners. As we work to complete this process, we remain focused on developing new therapies, improving patient health outcomes and supporting underserved patients.”

The key terms of the alternative treatment for the First Lien Term Loan Lenders include:

•

If not otherwise refinanced in full in cash prior to the date the Company’s Plan of Reorganization becomes effective (the “Plan Effective Date”), First Lien Term Loan Lenders shall receive term loans on the following terms through a plan of reorganization:

•	Increase in LIBOR margin of 2.50% (to a total interest rate of L+525 bps and L+550 bps for the First Lien Term Loans due in 2024 and 2025, respectively), subject to a 75 bps LIBOR floor;

•	Maturity extension to the earlier of September 30, 2027 or 5.75 years following the Plan Effective Date; and

•	No financial maintenance covenants;

•

Alternatively, the Company may refinance in full in cash the approximately $1.9 billion of currently outstanding First Lien Term Loans at par prior to or on the Plan Effective Date, subject to reduction for payment upon court approval of the 2020 excess cash flow sweep calculated to be approximately $114 million;

•	Exit payment of 50 bps if the First Lien Term Loans are refinanced in full in cash prior to or on the Plan Effective Date, or 100 bps if the First Lien Term Loans are not so refinanced; and

•

Cash Collateral Order to be modified to pay an incremental 50 bps of adequate protection interest during the case, with an agreement to treat adequate protection payments as satisfying the Lenders’ interest entitlements upon the Plan Effective Date.

As previously announced in October 2020, Mallinckrodt voluntarily initiated Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware to implement the RSA and key legal settlements – including opioid claims – in a fair, orderly, efficient and legally binding manner. The RSA provides for a financial restructuring designed to strengthen the Company’s balance sheet and reduce its total debt by approximately $1.3 billion, excluding the 2020 excess cash flow sweep to First Lien Term Loan Lenders noted above, improving the Company’s financial position and allowing the Company to continue driving its strategic priorities and investing in the business to develop and commercialize therapies to improve health outcomes. In addition to the First Lien Term Loan Lenders, upon effectiveness of the amendment, the RSA will be supported by:

•	Holders of approximately 84% of the Company’s guaranteed unsecured notes;

•	50 states and territories and the Plaintiffs’ Executive Committee in the opioid multidistrict litigation; and

•

The Multi-State Governmental Entities Group (the “MSGE Group”), which represents more than 1,300 counties, municipalities, tribes and other governmental entities, across 38 states and territories, with opioid-related claims against the Company.

To become effective, the agreement must be supported by Lenders holding 66.7% of each of the First Lien Term Loans due in 2024 and the First Lien Term Loans due in 2025, the Governmental Ad Hoc Committee, the MSGE Group and majority of the guaranteed bondholders. The implementation of this settlement is subject to the support of all of these parties and approval of a Chapter 11 plan embodying the RSA by the Bankruptcy Court.

Advisors

Latham & Watkins LLP, Ropes & Gray LLP and Wachtell, Lipton, Rosen & Katz are serving as counsel, Guggenheim Securities, LLC is serving as investment banker and AlixPartners LLP is serving as restructuring advisor to Mallinckrodt.

Gibson, Dunn & Crutcher LLP is serving as counsel and Evercore Group LLC is serving as financial advisor to the ad hoc group of First Lien Term Loan Lenders. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as counsel and Perella Weinberg Partners LP is serving as financial advisor to the ad hoc group of guaranteed unsecured bondholders. Kramer Levin Naftalis & Frankel LLP, Brown Rudnick LLP and Gilbert LLP are serving as counsel, and Houlihan Lokey is serving as financial advisor to the Governmental Ad Hoc Committee. Caplin & Drysdale is serving as counsel and FTI Consulting is serving as financial advisor to the MSGE Group.

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The company’s Specialty Brands reportable segment’s areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; analgesics and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: Mallinckrodt’s ongoing Chapter 11 cases; the ability of Mallinckrodt and its subsidiaries to obtain approval from the bankruptcy court with respect to motions or other requests made to the bankruptcy court throughout the course of the Chapter 11 cases and to negotiate, develop, obtain court approval of, confirm and consummate the plan of reorganization contemplated by the restructuring support agreement or any other plan that may be proposed, the effects of the Chapter 11 cases, including increased professional costs, on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; the consummation of the transactions contemplated by the restructuring support agreement, including the ability of the parties to negotiate definitive agreements with respect to the matters covered by the term sheets included in the restructuring support agreement, the occurrence of events that may give rise to a right of any of the parties to terminate the restructuring support agreement and the ability of the parties to receive the required approval by the bankruptcy court and to satisfy the other conditions of the restructuring support agreement, including satisfying the milestones specified in the restructuring support agreement; governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the amended non-binding agreement in principle reached by Mallinckrodt in connection with the announcement of its filing of the Chapter 11 petitions regarding the terms and conditions of a global settlement to resolve all current and future opioid-related claims; potential delays in Mallinckrodt’s Chapter 11 process; the proposed settlement with governmental parties to resolve certain disputes relating to Acthar Gel; the possibility that such settlement will not be consummated and the risks and uncertainties related thereto, including the time and expense of continuing to litigate this dispute and the impact of this dispute on Mallinckrodt’s financial condition and expectations for performance; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of the Chapter 11 cases; the availability of operating capital during the pendency of the Chapter 11 cases, including events that could terminate Mallinckrodt’s right to continue to access the cash collateral of Mallinckrodt’s lenders; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even if the Chapter 11 plan is successfully consummated; the possibility that Mallinckrodt’s Chapter 11 cases may be converted into Chapter 7 cases under the bankruptcy code; the potential termination of Mallinckrodt’s exclusive right to file a Chapter 11 plan; the possibility that certain claims against Mallinckrodt may not be discharged as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan and continuing as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the impact of the outbreak of the COVID-19 coronavirus; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even if the existing indebtedness is restructured; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 27, 2019 and Form 10-Q for the fiscal quarters ended September 25, 2020, June 26, 2020 and March 27, 2020. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations

Daniel J. Speciale

Vice President, Finance and Investor Relations Officer

314-654-3638

daniel.speciale@mnk.com

Media

Michael Freitag / Aaron Palash / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Government Affairs

Mark Tyndall

Senior Vice President, U.S. General Counsel

& Government Affairs

202-459-4141

mark.tyndall@mnk.com

Mallinckrodt, the “M” brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. ©2021 Mallinckrodt. US-2000496 03/21